Quest Solution, Inc. Announces Closing of

$5 Million Private Placement

SALT LAKE CITY, April 9, 2019 – Quest Solution, Inc. (OTCQB: QUES) (“Quest” or the “Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, announced the closing of its previously announced private placement resulting in gross proceeds to Quest of approximately $5 million, before deducting placement agent fees and estimated offering expenses.

ThinkEquity, a division of Fordham Financial Management, Inc. acted as sole placement agent for the offering.

The net proceeds of the offering are expected to be used for the development of Artificial Intelligence and Machine Learning solutions for school security, smart city and supply chain as well as for increasing sales and marketing efforts and for general working capital.

The securities issued upon closing of the offering consist of 16,666,667 unregistered shares of common stock at a purchase price of $0.30 per share. Investors also received warrants to purchase 16,666,667 shares of common stock at an exercise price equal to $0.35 per share, which warrants are exercisable for a period of five and one-half years from the issuance date.

The securities offered and sold by Quest in the private placement are not being registered under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D promulgated thereunder, or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. Quest has agreed to file a registration statement with the SEC covering the resale of the shares of common stock, including shares of common stock issuable upon the exercise of the warrants issued in the private placement. Any resale of Quest securities under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility as well as a provider of Artificial Intelligence (AI) monitoring and surveillance solutions. Additionally the Company is a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID and IoT solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Salt Lake City, Utah with sales offices located across the United States as well as Israel.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to our competitive position in this growing market and our ability to optimize our opportunities for growth and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events including expectations regarding billing of products, our ability to add new customer relationships and strengthen our existing partnerships. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding the intended use of proceeds from the offering and statements regarding Quest’s position in this growing market and our ability to optimize our opportunities for growth, including any sales of the Company’s’ products in schools and parking lots Further, there cannot be any assurance that the Company’s securities will be listed on any national exchange or market. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

John Nesbett/Jen Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com